Exhibit (g)(7)

Appendix B

To the

Custodian Agreement

between

State Street Bank and Trust Company

and

Each of the Investment Companies

listed on "Appendix A" thereto

Dated as of October 20, 2010

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of April 12, 2007 (the "Custodian Agreement"):

A. Additional Custodians

Custodian	Purpose
Bank of New York	FICASH
FITERM

B. Special Subcustodians

Custodian	Purpose
The Bank of New York	FICASH

C. Foreign Custodians:

Country	City	Subcustodian Name	Central Depository	2nd Central Depository	3rd Central Depository
Argentina	1036 Buenos Aires, Argentina	Citibank, N.A.	Caja de Valores S.A.
Australia	Sydney, NSW 2000, Australia	The Hongkong and Shanghai Banking Corporation Limited	Austraclear Limited
Australia	Melbourne, VIC 3000, Australia	Citigroup Pty. Limited
Austria	Vienna A-1090, Austria	UniCredit Bank Austria AG	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)
Bahrain	Kingdom of Bahrain	HSBC Bank Middle East Limited	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange
Bangladesh	Dhaka 1000, Bangladesh	Standard Chartered Bank	Central Depository Bangladesh Limited
Belgium	1017 CA Amsterdam, Netherlands	Deutsche Bank AG, Netherlands	Euroclear Belgium	National Bank of Belgium
Benin	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Bermuda	Hamilton, HM11 Bermuda	HSBC Bank Bermuda Limited	Bermuda Securities Depository
Bosnia and Herzegovina (Federation of)	Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Registrar vrijednosnih papira u, Federaciji Bosne I Hercegovine, d.d.
Botswana	Gaborone, Botswana	Barclays Bank of Botswana Limited	Central Securities Depository Company of Botswana Ltd.
Brazil	São Paulo, Brazil 01311	Citibank, N.A.	Companhia Brasileira de Liquidaçao e Custodia	Sistema Especial de Liquidação e de Custódia	Central de Custódia e de Liquidação Financeira de Titulos Privados
Bulgaria	Sofia 1404, Bulgaria	ING Bank N.V.	Central Depository AD	Bulgarian National Bank
Bulgaria	Sofia 1000, Bulgaria	UniCredit Bulbank AD
Burkina Faso	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Canada	Toronto, Ontario M5C 3G6 Canada	State Street Trust Company Canada	The Canadian Depository for Securities Limited
Chile	Las Condes, Santiago, Chile	Banco Itaú Chile	Depósito Central de Valores S.A.
People's Republic of China (Shanghai and Shenzhen)	Pudong Shanghai China 200120	HSBC Bank (China) Company Limited	China Securities Depository and Clearing Corporation Limited, Shanghai Branch	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch
Colombia	Bogotá, Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Depósito Central de Valores
Costa Rica	San José, Costa Rica	Banco BCT S.A.	Central de Valores S.A.
Croatia	10000 Zagreb, Croatia	Privredna Banka Zagreb d.d.	Sredisnje Klirinsko Depozitarno Drustvo d.d.
Croatia	10000 Zagreb, Croatia	Zagrebacka Banka d.d.
Cyprus	GR 115 28 Athens, Greece	BNP Paribas Securities Services, S.A.	Central Depository and Central Registry
Czech Republic	150 57 Prague 5, Czech Republic	Ceskoslovenská obchodni banka, a.s.	Stredisko cenn/ch papiru - Ceská republika	Czech National Bank
Czech Republic	113 80, Praha 1, Czech Republic	UniCredit Bank Czech Republic, a.s.
Denmark	1577 Copenhagen, Denmark	Skandinaviska Enskilda Banken AB (publ)	VP Securities A/S
Ecuador	Quito, Ecuador	Banco de la Producción S.A. PRODUBANCO	Depósito Centralizado de Valores de Ecuador (DECEVALE)
Egypt	Cairo, Egypt	HSBC Bank Egypt S.A.E.	Misr for Clearing, Settlement, and Depository S.A.E.	Central Bank of Egypt
Estonia	15010 Tallinn, Estonia	AS SEB Pank	AS Eesti Väärtpaberikeskus
Finland	SE-106 40 Stockholm, Sweden	Skandinaviska Enskilda Banken AB (publ)	Euroclear Finland
France	1017 CA Amsterdam, Netherlands	Deutsche Bank AG	Euroclear France
Germany	D-65760 Eschborn Germany	Deutsche Bank AG	Clearstream Banking AG, Frankfurt
Ghana	Accra, Ghana	Barclays Bank of Ghana Limited	Central Securities Depository (Ghana) Limited	GSE Securities Depository Company Limited
Greece	GR 115 28 Athens, Greece	BNP Paribas Securities Services, S.A.	Kentriko Apothetirio Aksion	Bank of Greece
Guinea-Bissau	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Hong Kong	Kwun Tong, Hong Kong	Standard Chartered Bank (Hong Kong) Limited	Hong Kong Securities Clearing Company Limited	Central Moneymarkets Unit
Hungary	H-1054 Budapest, Hungary	UniCredit Bank Hungary Zrt.	Központi Elszámolóház és Értéktár (Budapest) Zrt. (KELER)
Iceland	155 Reykjavik, Iceland	NBI hf.	Iceland Securities Depository Limited
India	Fort Mumbai 400 001, India	Deutsche Bank AG	National Securities Depository Limited	Reserve Bank of India	Central Depository Services (India) Limited
India	Mumbai-400 057, India	The Hongkong and Shanghai Banking Corporation Limited
Indonesia	Jakarta 10310, Indonesia	Deutsche Bank AG	Bank Indonesia	PT Kustodian Sentral Efek Indonesia
Ireland	Dublin 1, Ireland	Bank of Ireland	None
Israel	66883 Tel Aviv, Israel	Bank Hapoalim B.M.	Tel Aviv Stock Exchange Clearing House Ltd.
Italy	20124 Milan, Italy	Deutsche Bank S.p.A.	Monte Titoli S.p.A.
Ivory Coast	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Japan	Tokyo 104-0052, Japan	Mizuho Corporate Bank Limited	Japan Securities Depository Center (JASDEC) Incorporated	Bank of Japan
Japan	Tokyo 103-0027, Japan	The Hongkong and Shanghai Banking Corporation Limited
Jordan	Western Amman, Jordan	HSBC Bank Middle East Limited	Securities Depository Center
Kazakhstan	050010 Almaty, Kazakhstan	SB HSBC Bank Kazakhstan JSC	Central Securities Depository
Kenya	Nairobi, Kenya	Barclays Bank of Kenya Limited	Central Bank of Kenya	Central Depository and Settlement Corporation Limited
Republic of Korea	110-752 Seoul, Korea	Deutsche Bank AG	Korea Securities Depository
Republic of Korea	1-Ka Bongrae-Dong, Chung-Ku Seoul, Korea	The Hongkong and Shanghai Banking Corporation Limited
Kuwait	Safat 13017, Kuwait	HSBC Bank Middle East Limited	Kuwait Clearing Company
Latvia	Riga raj, LV 1076 Latvia	AS SEB Banka	Latvian Central Depository
Lebanon	Beirut 1107 2080, Lebanon	HSBC Bank Middle East Limited	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L	Banque du Liban
Lithuania	LT-2600 Vilnius, Lithuania	AB SEB Bankas	Central Securities Depository of Lithuania
Malaysia	50250 Kuala Lumpur, Malaysia	Standard Chartered Bank Malaysia Berhad	Bursa Malaysia Depository Sdn. Bhd.	Bank Negara Malaysia
Mali	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Malta	Qormi, QRM 3101, Malta	The Hongkong and Shanghai Banking Corporation Limited	Central Securities Depository of the Malta Stock Exchange
Mauritius	Ebene, Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Central Depository and Settlement Co. Limited	Bank of Mauritius
Mexico	Mexico, DF 01210	Banco Nacional de México S.A.	S.D. INDEVAL, S.A. de C.V.
Morocco	Casablanca 20190, Morocco	Citibank Maghreb	Maroclear
Namibia	Windhoek, Namibia	Standard Bank Namibia Limited	Bank of Namibia
Netherlands	1017 CA Amsterdam, Netherlands	Deutsche Bank AG	Euroclear Nederland
New Zealand	Auckland 1010, New Zealand	The Hongkong and Shanghai Banking Corporation Limited	New Zealand Central Securities Depository Limited
Niger	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Nigeria	Victoria Island, Lagos, Nigeria	Stanbic IBTC Bank Plc.	Central Securities Clearing System Limited
Norway	SE-106 40 Stockholm, Sweden	Skandinaviska Enskilda Banken AB (publ)	Verdipapirsentralen
Oman	Muscat, Oman	HSBC Bank Middle East Limited	Muscat Clearing & Depository Company S.A.O.C.
Pakistan	Karachi 75530 Pakistan	Deutsche Bank AG	Central Depository Company of Pakistan Limited	State Bank of Pakistan
Palestine	Ramallah, West Bank, Palestine	HSBC Bank Middle East Limited	Clearing, Depository and Settlement, a department of the Palestine Securities Exchange
Peru	Lima 27, Perú	Citibank del Péru, S.A.	CAVALI S.A. Institución de Compensación y Liquidación de Valores
Philippines	Makati City 1226 Philippines	Deutsche Bank AG	Philippine Depository & Trust Corppration	Registry of Scripless Securities (ROSS) of the Bureau of Treasury
Poland	00-923 Warsaw 55, Poland	Bank Handlowy w Warszawie S.A.	Krajowy Depozyt Papierów Wartos'ciowych S.A.	Rejestr Papierów Wartooeciowych
Portugal	1017 CA Amsterdam, Netherlands	Deutsche Bank AG, Netherlands	INTERBOLSA - Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.
Portugal	3 Rue D'Antin, Paris, France	BNP Paribas Securities Services, S.A.
Puerto Rico	San Juan, Puerto Rico 00901	Citibank, N.A.	see U.S. depositories
Qatar	Doha, Qatar	HSBC Bank Middle East Limited	Central Clearing and Registration (CCR), a department of the Qatar Exchange
Romania	Bucharest 1, Romania	ING Bank N.V.	S.C. Depozitarul Central S.A.	National Bank of Romania
Russia	Moscow 127473, Russia	ING Bank (Eurasia) ZAO	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation	National Depository Center
Saudi Arabia	Riyadh 11413, Saudi Arabia	Saudi British Bank	Tadawul Central Securities Depository	Saudi Arabian Monetary Agency
Senegal	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Serbia	11070 New Belgrade, Serbia	UniCredit Bank Serbia JSC	Central Registrar, Depository and Clearinghouse
Singapore	Singapore 039190	Citibank N.A.	The Central Depository (Pte) Limited	Monetary Authority of Singapore
Singapore	Singapore 048624	United Overseas Bank Limited
Slovak Republic	814 99 Bratislava, Slovak Republic	Ceskoslovenská obchodna banka, a.s.	Centralny depozitar cenn/ch papierov SR, a.s.
Slovak Republic	Bratislava 1, Slovak Republic	UniCredit Bank Slovakia a.s.
Slovenia	SI-1000, Ljubljana, Slovenia	UniCredit Banka Slovenija d.d.	KDD - Centralna klirinsko depotna druzba d.d.
South Africa	Braamfontein, Johannesburg Republic of South Africa	Nedbank Limited	Strate Limited
South Africa	Johannesburg 2001 Republic of South Africa	Standard Bank of South Africa Limited
Spain	Barcelona, Spain	Deutsche Bank S.A.E.	IBERCLEAR
Sri Lanka	Colombo 1, Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Central Bank of Sri Lanka	Central Depository Systems (Pvt) Limited
Swaziland	Swazi Plaza, Mbabane, Swaziland	Standard Bank Swaziland Limited	None
Sweden	SE-106 40 Stockholm, Sweden	Skandinaviska Enskilda Banken AB (publ)	Euroclear Sweden
Switzerland	8098 Zurich, Switzerland	UBS AG	Six SIS AG
Switzerland	Zurich, Switzerland	Credit Suisse AG
Taiwan - R.O.C.	Taipei 105 Taiwan, Republic of China	Deutsche Bank AG	Central Bank of the Republic of China	Taiwan Depository and Clearing Corporation
Taiwan - R.O.C.	Taipei 10549, Taiwan, Republic of China	Standard Chartered Bank (Taiwan) Limited
Thailand	Bangkok 10500, Thailand	Standard Chartered Bank (Thai) Public Company Limited	Thailand Securities Depository Company Limited
Togo	Abidjan 01 Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Trinidad & Tobago	Port of Spain, Trinidad & Tobago, W.I.	Republic Bank Limited	Central Bank of Trinidad and Tobago	Trinidad and Tobago Central Depository Limited
Tunisia	1080 Tunis, Tunisia	Banque Internationale Arabe de Tunisie	Société Tunisienne Interprofessionelle pour la Compensation et le Dépôts des Valeurs Mobilières (STICODEVAM)
Turkey	34768 Umraniye Istanbul, Turkey	Citibank, A.S.	Central Registry Agency	Central Bank of Turkey
Uganda	Kampala, Uganda	Barclays Bank of Uganda Limited	Bank of Uganda	Securities Central Depository
Ukraine	04070 Kiev, Ukraine	ING Bank Ukraine	National Bank of Ukraine	All-Ukrainian Securities Depository
United Arab Emirates - ADX	Dubai, United Arab Emirates	HSBC Bank Middle East Limited	Clearing, Settlement, Depository and Registry Department of the Abu Dhabi Securities Exchange
United Arab Emirates - DFM	Dubai, United Arab Emirates	HSBC Bank Middle East Limited	Clearing and Depository System a department of the Dubai Financial Market
United Arab Emirates - DIFC	Dubai, United Arab Emirates	HSBC Bank Middle East Limited	Central Securities Depository
United Kingdom	Edinburgh EH5 2AW, Scotland	State Street Bank and Trust Company	Euroclear UK & Ireland Limited
United States	Boston, MA 02110, United States	State Street Bank and Trust Company	Depository Trust Clearing Corporation	Federal Reserve Bank
Uruguay	11000 Montevideo, Uruguay	Banco Itaú Uruguay S.A.	Banco Central del Uruguay
Venezuela	Caracas, Venezuela	Citibank, N.A.	Banco Central de Venezuela	Caja Venezolana de Valores
Vietnam	District 1, Ho Chi Minh City, Vietnam	HSBC Bank (Vietnam) Limited	Vietnam Securities Depository
Zambia	Lusaka, Zambia	Barclays Bank of Zambia Plc.	LuSE Central Shares Depository Limited	Bank of Zambia
Zimbabwe	Harare, Zimbabwe	Barclays Bank of Zimbabwe Limited	None
Transnational
Euroclear Bank S.A./N.V.
Clearstream Banking S.A.

Each of the Investment Companies Listed on
Appendix "A" Attached Hereto, on
Behalf of Each of Their Respective Portfolios

By: /s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

State Street Bank and Trust Company

By: /s/ A. Bonavita
Name: A. Bonavita
Title: Vice President